UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 10, 2022
Date of Report
(Date of earliest event reported)

The RMR Group Inc.

(Exact name of registrant as specified in its charter)

Maryland	8742	47-4122583
(State or other jurisdiction	(Primary Standard Industrial	(IRS Employer
of incorporation)	Classification Code Number)	Identification Number)

Two Newton Place, 255 Washington Street, Suite 300, Newton, MA, 02458-1634
(Address of principal executive offices, including zip code)

(617) 796-8230

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Class A common stock, $0.001 par value per share	RMR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐     Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the terms “the Company” or “its” refer to The RMR Group Inc.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the Company’s annual meeting of shareholders held on March 10, 2022 (the “Annual Meeting”), the Company’s shareholders approved The RMR Group Inc. Amended and Restated 2016 Omnibus Equity Plan (the “Equity Plan”), which amended and restated the Company’s existing 2016 Omnibus Equity Plan to increase by 350,000 the total number of shares of Class A common stock available for awards and to extend the term of the plan until March 10, 2032, the tenth anniversary of the Annual Meeting. Employees, directors, independent contractors and consultants of the Company are eligible to receive awards under the Equity Plan.

A copy of the Equity Plan that was approved by the Company’s shareholders was included as Annex A to the Company’s proxy statement for the Annual Meeting, which proxy statement was filed with the Securities and Exchange Commission (the “SEC”) on January 12, 2022 (the “2022 Proxy Statement”), and is available at the SEC’s website at www.sec.gov. The terms and conditions of the Equity Plan are described in detail in that proxy statement. The foregoing description of the Equity Plan is qualified in its entirety by the terms of the Equity Plan. A copy of the Equity Plan is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on March 10, 2022, the Company’s shareholders voted on the election of six Directors to the Company’s Board of Directors (the “Board”) each for a term of office continuing until the Company’s 2023 annual meeting of shareholders and until his, her or their respective successor is duly elected and qualifies. The following persons were elected as Directors and received the following votes:

Nominee	Votes For	Withhold	Broker Non-Votes
Jennifer B. Clark	172,354,392	522,004	1,238,837
Ann Logan	169,411,118	3,465,278	1,238,837
Rosen Plevneliev	168,315,514	4,560,882	1,238,837
Adam D. Portnoy	171,773,251	1,103,145	1,238,837
Jonathan Veitch	169,412,072	3,464,324	1,238,837
Walter C. Watkins, Jr.	169,405,052	3,471,344	1,238,837

The Company’s shareholders also voted on a non-binding advisory resolution on the compensation paid to the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the 2022 Proxy Statement. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
170,508,041	2,087,325	281,030	1,238,837

The Company’s shareholders also voted on a non-binding advisory vote on the frequency of future shareholder advisory votes to approve executive compensation. This proposal received the following votes:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
172,439,392	23,370	260,198	153,436	1, 238,837

Consistent with the shareholder vote, the Board has determined that it will hold a non-binding, advisory vote on the compensation paid to the Company’s named executive officers every year. The Board may, in its discretion, determine to change the frequency with which the Company holds this vote.

As described above in Item 5.02, the Company’s shareholders also voted on the approval of The RMR Group Inc. Amended and Restated 2016 Omnibus Equity Plan. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
172,381,378	236,961	258,057	1,238,837

The Company's shareholders also ratified the appointment of Deloitte & Touche LLP as the Company's independent auditors to serve for the 2022 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
174,056,331	35,104	23,798	—

The results reported above are final voting results.

Item 8.01.	Other Events.

Board Committee and Other Appointments

On March 10, 2022, the Board appointed Independent Director, Mr. Jonathan Veitch, to serve as the Chair of the Nominating and Governance Committee. On March 10, 2022, the Independent Directors selected Mr. Rosen Plevneliev to serve as the Lead Independent Director. The Board also selected Mr. Adam Portnoy to serve as Chair of the Board.

Director Compensation

Also on March 10, 2022, the Company updated its Director compensation arrangements. A summary of the Company’s currently effective Director compensation arrangements is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Consistent with the Company’s Director compensation arrangements, on March 10, 2022, the Company awarded each of the Company’s Directors 3,000 shares of Class A common stock of the Company (“Common Shares”), valued at $30.36 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	The RMR Group Inc. Amended and Restated 2016 Omnibus Equity Plan

10.2	Summary of Director Compensation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RMR GROUP INC.

Date: March 11, 2022	By:	/s/ Matthew P. Jordan
Matthew P. Jordan
Executive Vice President, Chief Financial Officer and Treasurer